UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2009

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip code)

203-629-3722

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 15, 2009, Genesee & Wyoming Inc. (“GWI”) announced that its subsidiary, Huron Central Railway Inc. (“Huron Central”), intends to discontinue operations. Huron Central operates over 173 miles of track leased from Canadian Pacific Railway (“CP”) between Sudbury and Sault Ste. Marie in Ontario, Canada. The downturn in the economy has caused the Huron Central’s traffic to decline substantially over the last 12 months, to the point that the railroad is not economically viable to operate for the long term.

GWI expects to record charges in the second quarter of up to approximately $5.3 million after tax, or $0.15 per share, reflecting the non-cash write-down of non-current assets of approximately $7.1 million and cash costs associated with the cessation of Huron Central’s operations ranging from $0.4 million to $1.9 million, which GWI expects to be partially offset by cash tax benefits of approximately $3.7 million. In the year ended December 31, 2008, Huron Central handled approximately 16,000 carloads, generated revenues of $7.4 million and incurred a $2.1 million operating loss, thereby reducing GWI’s diluted earnings per share by approximately $0.04.

Huron Central and CP are working closely together to implement an orderly cessation of operations, and GWI expects the Huron Central to cease operations during the fourth quarter of 2009.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

Traffic for May 2009

On June 11, 2009, GWI issued a press release reporting “Traffic for May 2009”.

A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Equity Offering

On June 15, 2009, GWI announced the launch of a public offering of 4 million shares of its Class A Common Stock.

A copy of the press release is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Other Matters

Safety

Through May 31, 2009, GWI reported that it has achieved 0.90 injuries against its safety goal for 2009 of 1.25 reportable injuries per 200,000 man-hours worked. GWI’s safety results are based on the Federal Railroad Administration’s reportable injuries per 200,000 man-hours worked.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated June 15, 2009, announcing “Intent to Discontinue Operations of Huron Central Railway”.

99.2	Press release dated June 11, 2009, reporting “Traffic for May 2009”.

99.3	Press release dated June 15, 2009, announcing “Public Offering of Class A Common Stock”.

Forward-Looking Statements

Certain statements in this report that discuss GWI’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon GWI’s current belief as to the outcome of future events. Forward-looking statements include statements regarding future events and the future performance of GWI that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as “anticipates,” “intends,” “plans,” “believes,” “seeks,” “expects,” “estimates,” variations of these words and similar expressions are intended to identify these forward-looking statements.

GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI’s Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this report. Although GWI believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. GWI cautions investors and potential investors not to place undue reliance on such statements and disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2009

Genesee & Wyoming Inc.

By:	/s/ Timothy J. Gallagher
Name:	Timothy J. Gallagher
Title:	Chief Financial Officer

EXHIBITS

Exhibit No.	Description
99.1	Press release dated June 15, 2009, announcing “Intent to Discontinue Operations of Huron Central Railway”.

99.2	Press release dated June 11, 2009, reporting “Traffic for May 2009”.

99.3	Press release dated June 15, 2009, announcing “Public Offering of Class A Common Stock”.